Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

ISATORI, INC. REPORTS THIRD QUARTER OPERATING RESULTS

Company Expects Strengthened Internet Marketing Capabilities to Benefit Fourth Quarter and 2013

Results as iSatori Prepares for Entry into Mass Market Retail Channel

GOLDEN, COLORADO (MarketWire – November 9, 2012) -- iSatori, Inc. (OTCQB: IFIT), an emerging leader in the development and marketing of scientifically engineered nutritional supplements for healthier lifestyles, announced its operating results for the third quarter and first nine months of 2012 today. A summary of these results is provided in the following table. A complete report of the Company’s operating results will be filed later today with the Securities and Exchange Commission on Form 10-Q.

The Company’s product revenue improved slightly (net of returns and discounts) during the nine months ending September 30, 2012, to $6.99 million, compared with $6.97 million in the first nine months of 2011. Income (loss) from continuing operations declined from $529,000 in the first nine months of 2011 to a loss of ($243,000) in the first nine months of 2012. However, when the extraordinary gain on the divestiture by the Company of its dormant product line of children’s vitamins (approximately $500,000) and merger costs ($562,000) in connection with the Company’s merger into the “shell” corporation, Integrated Security Systems, Inc.,  are excluded, the Company’s recorded 2012 restated (non-GAAP) nine-month pretax loss of ($181,000) compared with restated pretax income of $529,000 in the first nine months of 2011.

Third quarter product revenue (net of returns and discounts) declined 17% from $2.815 million in the three months ending September 30, 2011 to $2.349 million in the comparable 2012 period. The Company’s income (loss) from continuing operations for the 2012 third quarter of ($517,000) compared with a loss from continuing operations in the 2011 third quarter of ($44,000).

“Our third quarter results were impacted by planned increases in Internet product marketing costs, as well as higher than expected professional fees,” noted Stephen Adelé, Chief Executive Officer of iSatori. “We continue to strategically deploy the working capital procured through our merger with IZZI into projects that should benefit operating results as we move into 2013 and prepare our Company for entry into the Mass Market retail channel.”

In related news, iSatori confirmed it is in the process of procuring an initial stocking order for its newly reconstituted energy product, Energize™, from Walgreens, a Fortune 500 company and the largest drug retailer in the United States. Walgreens, a major mass merchandiser with over 8,300 retail outlets, distributes a variety of consumer goods, including nutritional supplements and energy products.  iSatori anticipates receiving an initial stocking order before the end of the year from Walgreens. Other terms and conditions regarding this potential commercial relationship may be publicly disclosed if and when the commercial relationship matures.

The Company also announced it will be presenting at the LD Micro Conference (http://www.ldmicro.com/) at the Luxe Hotel in Los Angeles, California, on December 5, 2012. iSatori will join over 130 small- and micro-cap companies invited to present at the conference, which is expected to attract over 600 investment professionals and institutional investors from around the world.  Additional details on the LD Micro Conference will be forthcoming in a later news release.

iSatori, Inc.

Summary of Third Quarter and Nine-Month Results

for Calendar Years 2011 and 2012 ($000)

	Third Quarter Ended Sept. 30		Nine Months Ended Sept. 30
	2012	2011	2012	2011
Product revenue (Net of returns and discounts)	$2,349	$2,815	$6,990	$6,970
Income (loss) from operations	($428)	$76	($136)	$722
Income (loss) from continuing operations	($517)	($44)	($243)	$529
Less: Divestiture Gain[1]	n/a	n/a	($500)	n/a
Less: Merger Costs[2]	n/a	n/a	$562	n/a
Restated Income (loss) from continuing operations [3]	($517)	($44)	($181)	$529

1)

Includes gain on sale of Company’s dormant product line of children’s vitamins.

2)

Includes all costs related to Company’s merger into IZZI (see above).

3)

Non-GAAP restatement of Company’s profit (or loss) for the applicable periods taking into account its divestiture gain (see Note 1, above) and its merger costs (see Note 2, above).

iSatori, Inc. is a consumer products firm which develops and sells nutritional products in the performance, weight loss, and energy markets through online marketing, Fortune 500 retailers, and thousands of retail stores around the world. More information about the Company is available at www.iSatori.com.

Statements made in this news release relating to the Company’s future sales, expenses, revenue, product developments, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in demand for the Company’s products, the relationships with our distributors, the results of our marketing efforts, entrance into mass market retail distributors, the availability and price of ingredients necessary to manufacture such products, and the outcome of any current or future litigation regarding such products or similar products of competitors. All forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update any such statement.

Contacts:

iSatori, Inc.	R.J. Falkner & Company, Inc.
Stephen Adele, CEO	R. Jerry Falkner, CFA
(303) 215-9174	(800) 377-9893
PR@isatoritech.com	www.rjfalkner.com

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iSatori, Inc., iSatori Technologies, Inc. and iSatori Technologies, LLC

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$2,425,419	$364,608
Accounts receivable
Trade, net of allowance for doubtful accounts	1,003,198	937,841
Income tax receivable	-	54,841
Other receivables - current portion	35,828	44,722
Inventories	1,200,348	757,250
Assets held for sale	29,338	168,474
Deferred tax asset, net	35,747	35,746
Prepaid expenses	178,721	119,147
Total current assets	4,908,599	2,482,629

Property and equipment
Vehicle	-	67,135
Furniture and fixtures	56,680	50,304
Office equipment	36,600	32,131
Computer equipment	312,883	262,737
Dies and cylinders	49,422	49,422
Less accumulated depreciation	(312,484)	(324,257)
Total property and equipment	143,101	137,472

Note Receivable – net of current portion	81,714	81,714

Other assets:
Deferred tax asset, net	216,498	216,498
Deposits and other assets	19,234	37,257
Debt Issuance Costs	6,250	157,242
Deferred Offering Costs	-	141,826
Total other assets	241,982	552,823
Total assets	$5,375,396	$3,254,638

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$608,670	$695,775
Accrued expenses	190,433	446,950
Line of credit, less debt discount	673,155	785,044
Current portion of vendor payables	-	1,000
Current portion of notes payable	-	489,352
Total current liabilities	1,472,258	2,418,121

Long-term liabilities
Note payable, less current maturities and debt discounts	-	478,729
Other long-term liabilities	128,422	92,606
Total long-term liabilities	128,422	571,335

iSatori, Inc., iSatori Technologies, Inc. and iSatori Technologies, LLC

Condensed Consolidated Balance Sheets

(Continued)

	September 30,	December 31,
	2012	2011
Stockholders' Equity:
Convertible preferred stock, $0.01 par value, 750,000 shares authorized; 22,500 shares issued and outstanding ($450,000 of liquidation value)	225	-
Common stock, $0.01 par value, 56,250,000 shares authorized; 12,622,756 and 5,610,100 shares issued and outstanding, respectively	126,228	100,000
Additional paid-in capital	4,149,208	(56,017)
Retained earnings (accumulated deficit)	(500,945)	221,199
Total stockholders’ equity	3,774,716	265,182

Total liabilities and stockholders' equity	$5,375,396	$3,254,638

iSatori, Inc., iSatori Technologies, Inc. and iSatori Technologies, LLC

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues:
Product revenue (Net of returns and discounts)	$2,348,773	$2,814,966	$6,989,596	$6,969,690
Royalty revenue	22,439	31,559	83,105	91,632
Other revenue	93,389	114,333	135,103	218,457
Total revenue	2,464,601	2,960,858	7,207,804	7,279,779

Cost of sales	931,095	937,778	2,763,694	2,397,795
Gross profit	1,533,506	2,023,080	4,444,110	4,881,984

Operating Expenses:
Selling and marketing	1,189,092	1,271,886	2,098,778	2,411,218
Salaries and labor related expenses	393,303	522,124	1,420,976	1,337,388
Administration	357,782	153,228	1,003,302	349,971
Depreciation and amortization	21,256	(214)	57,000	61,633
Total operating expenses	1,961,433	1,947,024	4,580,056	4,160,210

Income (loss) from operations	(427,927)	76,056	(135,946)	721,774

Gain on sale of product lines	-	-	499,525	-
Other income (expense)	(2,096)	-	13,933	433
Financing expense	(91,277)	(71,508)	(379,403)	(106,355)
Interest expense	4,776	(48,523)	(241,301)	(87,059)

Income (loss) from continuing operations	(516,524)	(43,975)	(243,192)	528,793

Income tax benefit (expense)	(2,244)	(3,156)	(114,543)	268,326

Net income (loss)	$(518,768)	$(47,131)	$(357,735)	$797,119

Net income (loss) per common share	$(0.04)	$(0.01)	$(0.03)	$0.12

Weighted average shares outstanding:
Basic and fully diluted	12,622,756	6,680,203	10,591,630	6,680,203